CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 and Proxy Statement of AdvisorOne Funds, and to the use of our report dated January 24, 2011 on the financial statements and financial highlights of Treasury Obligation Portfolio, a series of AdvisorOne Funds (formerly a series of The Milestone Funds).   Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders, which is incorporated by reference into the Proxy Statement/Prospectus on Form N-14.

Philadelphia, Pennsylvania

December 19, 2011